CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ART PURCHASE AGREEMENT
Contract Number PA00282

Artist:	Jean-Michel Basquiat	(the "**Work**")
Title:	Untitled (Pollo Frito)	
Medium:	Acrylic, oil, and enamel on canvas, in two parts	
Size:	60 x 120.5 in. (152.4 x 306.1 cm.)	
Date:	1982	

THIS ART PURCHASE AGREEMENT (this "***Purchase Agreement***") is made and entered into this 15th day of May, 2023 (the "***Effective Date***"), by and between [***] ([***], "***Sellers***"), and Masterworks Gallery, LLC, a Delaware limited liability company with an address at 225 Liberty Street, 29th Floor, New York, New York, 10281 ("***Agent***") and Masterworks, LLC, a Delaware limited liability company with an address at 225 Liberty Street, 29th Floor, New York, New York, 10281 ("***Guarantor***"). Sellers are the sole legal and beneficial owners of the work of art described above (the "***Work***"), and have the authority to sell the Work. Agent is acting as duly authorized agent on behalf of the Gallery Segregated Portfolio of Masterworks Cayman, SPC ("***Buyer***"), and has the exclusive authority to buy the Work on behalf of Buyer on the terms and conditions set forth herein. Sellers have agreed to sell the Work to Buyer, and Agent, on behalf of Buyer, has agreed to buy the Work from Sellers, on the terms and conditions set forth in this Purchase Agreement. In consideration of the mutual promises contained in this Purchase Agreement, the parties agree as follows:

1. SALE. Sellers agree to sell the Work to Buyer, and Agent on behalf of Buyer agrees to buy the Work from Sellers, subject to the terms and conditions set forth in this Purchase Agreement.

2. PURCHASE PRICE AND MANNER OF PAYMENT.

2.1 The purchase price for the Work is Thirty-Three Million, Fifty-Three Thousand, Three Hundred and Eighty-Five U.S. Dollars (USD $33,053,385) (the "***Purchase Price***"). For the purposes of this Purchase Agreement, the "**Closing Date**" shall mean the date upon which Agent or Buyer pays the full Purchase Price to the Sellers in the manner provided herein and the "**Closing**" shall mean the time such payment is remitted by Buyer and title to the Work is vested in Buyer.

2.2 The Purchase Price (together with an advance payment to [***] of the insurance and storage costs to be paid by [***] pursuant to Sections 6 and 7 below) shall be paid by Buyer as follows: (i) a deposit in the amount of One Million Seven Hundred Three Thousand, Three Hundred and Eighty-Five U.S. Dollars (USD $1,703,385) (the "***First Installment***"), comprising a $1,650,000 deposit on the Purchase Price and an advance payment to [***] of the insurance and storage costs to be paid by [***] pursuant to Sections 7 and 8 below, shall be paid within five (5) business days of the Effective Date with Eight Hundred Seventy Seven Thousand Four Hundred U.S. Dollars (USD $878,385) being remitted directly to [***] and Eight Hundred Twenty Five Thousand U.S. Dollars (USD $825,000) being remitted directly to [***]; and (ii) the remaining Thirty-One Million Three Hundred Fifty Thousand U.S. Dollars (USD $31,350,000) of the Purchase Price (the "***Final Installment***") shall be paid no later than three hundred sixty-five (365) calendar days from the Effective Date as follows: (a) Fourteen Million Three Hundred Twenty Four Thousand Two Hundred Fifty U.S. Dollars (USD $14,324,250) remitted directly to [***] and (b) Seventeen Million Twenty Five Thousand Seven Hundred Fifty U.S. Dollars (USD $17,025,750) remitted directly to [***].

2.3 The obligation to pay the Final Installment of the Purchase Price is expressly conditioned on Sellers affording Buyer with the opportunity to inspect the Work at the Storage Location on or prior to the Closing Date.

2.4 Agent or Buyer shall pay the Purchase Price to Sellers by wire transfers in accordance with the wire instructions listed in the respective invoices, copies of which are attached hereto as Exhibit B, which shall be verbally

confirmed by a designated representative on behalf of Buyer and a designated representative on behalf of each of the Sellers prior to payment to each of the Sellers.

2.5 If the First Installment or the Final Installment are not made by the due dates set forth above, Sellers have the right (but not the obligation) to cancel the sale of the Work upon written notice by both [***] to the Buyer (email notices being sufficient), and in such an event, provided that there is no actual breach of the representations and warranties set forth in Sections 3.1.2 and 3.1.3 hereof, the First Installment shall be non-refundable and the Sellers shall be entitled to retain the First Installment and neither the Agent nor the Buyer shall have any rights or claims against the Sellers in this respect, except as otherwise provided in Section 12 below. For the avoidance of doubt, the Buyer and Agent acknowledge and agree that Sellers' damages in the event of a breach of the payment obligations of Agent and Buyer under Section 2.2 are difficult or impossible to estimate and the First Installment represents a reasonable estimate of damages to be incurred by, or anticipated or actual harm to, the Sellers, and shall not be deemed or claimed to be, a penalty to secure performance. In the event the Sellers elect to cancel the sale of the Work pursuant to and in accordance with this Section 2.5, the Agent and Buyer shall: (i) no longer have any right to purchase the Work or any other claims to or interests in the Work; (ii) immediately take any and all actions at its sole cost and expense to terminate any security interest in the Work created pursuant to Section 13 or otherwise; and (iii) be deemed to have irrevocably released the Sellers from any and all liability or claims for monies paid by the Agent or Buyer or specific performance under this Purchase Agreement. In the event the Sellers elect to cancel the sale of the Work pursuant to and in accordance with this Section 2.5, the retention of the First Installment shall be Seller's exclusive remedy for the Buyer's failure to pay the Final Installment by the due date.

2.6 Subject to Section 2.5, in the event that the Buyer has not paid the Purchase Price in full by the Closing Date (or any other amounts due hereunder when due) in full and in good cleared funds, in accordance with Section 2 hereof, the Sellers may exercise any and all of their rights hereunder and under applicable law to enforce the payment of the Purchase Price (and any such other due amounts) and the closing of the transaction contemplated by this Purchase Agreement, and Sellers shall be entitled to any and all reasonable costs and expenses they incur in seeking to obtain payment of the Purchase Price and/or any other amounts due hereunder (including reasonable attorneys' fees and disbursements). Notwithstanding the foregoing, any and all past due amounts owing to Sellers hereunder shall accrue interest at the rate of sixteen percent (16%) per annum until paid in full, in good cleared funds; provided that, in no event shall the interest payable pursuant to this Section 2.6 be higher than the maximum permitted under applicable law.

3. <u>REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLERS</u>.

3.1. To induce Agent to enter into this Purchase Agreement, and acknowledging that Agent and Buyer are relying on each and all of the following representations, warranties and covenants, each of the Sellers, as co-owners of the Work, represents and warrants to Agent and Buyer on the Effective Date and on the Closing Date and agrees with Agent and Buyer that:

3.1.1. Sellers, without any further action, consent or authority of any other party, and without violation of any party's rights or claims, has, under written agreement, full right, legal authority and capacity to enter into this Purchase Agreement, to make the covenants, representations, warranties, and indemnifications contained in this Purchase Agreement to execute and deliver the bill of sale (the "***Bill of Sale***") in the form annexed as Exhibit C to this Purchase Agreement, to sell and transfer good and marketable title to the Work to Buyer on the Closing Date and to complete the transaction contemplated by this Purchase Agreement.

3.1.2. The Work is authentic, meaning the Work was created by the artist indicated on the attached Exhibit A.

3.1.3. Sellers are the sole legal and beneficial owners of the Work and have good and marketable title to the Work.

3.1.4. Other than the security interests of [***] in the Work pursuant to that certain Security Agreement, dated March 25, 2019, between [***] which will be extinguished by the Closing Date, the Work is not, and through the Closing shall not be, subject to or the subject of any rights or interests of others, claims, liens, security interests, restrictions, conditions, options or other encumbrances of any kind held or claimed by any person, entity,

government or government agency (actual, threatened or pending) (collectively, "***Claims***"). Sellers have no knowledge of any facts or circumstances likely to give rise to any Claims.

3.1.5. Sellers are not aware of any challenges or disputes (current, past, pending or threatened) relating to the attribution, authenticity, description or provenance of the Work. Seller has provided Agent with all information in Seller's knowledge concerning the attribution, authenticity, description, and prior restorations of the Work.

3.1.6. The condition of the Work is as of the Effective Date, as stated in the condition report attached hereto and incorporated by reference as Exhibit A (the "***Condition Report***"). Upon release of the Work to the Buyer or Buyer's agents at the Storage Location, a new condition report for the Work shall be prepared at the sole cost and expense of Buyer.

3.1.7. To the best of Sellers' knowledge, the Work has been lawfully exported and imported as required by the laws of any country in which it was located or to which it was transported, and any duties and taxes on the export and import of the Work have been paid and any required declarations upon the export and import have been made.

3.1.8. The Work has not been used and the Purchase Price funds will not be used to violate the banking, anti-money laundering or currency transfer laws or regulations, anti-terrorism, sanctions, or international restrictions of the United States or any other country. Sellers hereby confirm that there is no additional ultimate beneficial owner of a 25% or greater interest in the Work (a "***Beneficial Owner***") and confirm that Sellers (as the sole Beneficial Owners) are not as of the Effective Date or the Closing Date named on any Office of Foreign Assets Control (OFAC) List, U.N. Terrorism list, U.K. Sanctions List, EU Sanction Lists, The Dept. of Foreign Affairs & Trade List, or other generally applicable law or regulation.

3.1.9. If a certificate of authenticity or other similar documentary or other evidence of ownership (collectively, a "***Certificate***") exists with respect to the Work, Sellers have physical possession of such Certificate and will furnish evidence of such Certificate to Agent prior to any payment.

3.1.10. If, at any time prior to the Closing, Sellers shall become aware of any fact(s) or circumstance(s) arising after the Effective Date that would make any of the representations and warranties in this Section 3 false or materially inaccurate as of the Effective Date or the Closing Date, Sellers shall promptly notify Agent or Buyer in writing of such fact(s) or circumstance(s).

3.1.11 Other than as specifically represented and warranted in this Purchase Agreement, Agent shall purchase the Work on behalf of Buyer "as is", without any representations or warranties by or on behalf of Sellers of any kind whatsoever, express or implied, including without limitation, representations or warranties as to merchantability, fitness for a particular purpose, condition, value, quality, rarity, importance, exhibitions, literature or historical relevance.

3.2. Sellers do hereby agree, on a joint and several basis, to indemnify, defend and hold Agent and Buyer free and harmless from any and all demands, claims, suits, judgments, obligations, damages, losses, or other liability asserted or alleged against Agent or Buyer as well as all reasonable attorney or other professional fees and other reasonable costs, fees and expenses, suffered or incurred by, or asserted or alleged against Agent or Buyer arising by reason of, or in connection with, the actual breach by Sellers of any provision of this Purchase Agreement, including the actual breach of any representation or warranty by Sellers contained in this Purchase Agreement.

3.3. The benefits of the representations, warranties, covenants and indemnities contained in Section 3 of this Purchase Agreement shall survive completion of the transaction contemplated by this Purchase Agreement, including without limitation transfer of the Work to Buyer. It shall be a condition precedent to Agent and Buyer's obligations that Sellers' representations and warranties contained in this Purchase Agreement are true and correct on and as of the Closing Date and release of the Work to Buyer at the Storage Location. Notwithstanding anything to the contrary herein, Sellers' representation, warranty and indemnification relating to the authenticity of the Work shall survive for a period of five (5) years from the Closing Date.

4. <u>REPRESENTATIONS, WARRANTIES, AND COVENANTS OF AGENT</u>.

4.1. To induce Sellers to enter into this Purchase Agreement, and acknowledging that Sellers are relying on each and all of the following representations, warranties and covenants, the Agent (on its own behalf and on behalf of the Buyer as its duly authorized agent) represents and warrants to Sellers on the Effective Date and on the Closing Date and agrees with Sellers (on its own behalf and on behalf of the Buyer as its duly authorized agent) that:

4.1.1. Agent, without any further action, consent or authority of any other party, and without violation of any party's rights or claims, has, under written agreement, full right, legal authority and capacity to enter into this Purchase Agreement, to make the covenants, representations, warranties, and indemnifications contained in this Purchase Agreement, to purchase the Work for, and on behalf of, Buyer on the Closing Date and to complete the transaction contemplated by this Purchase Agreement.

4.1.2. The Agent has been duly authorized by the Buyer as its agent to enter into this Purchase Agreement on behalf of the Buyer, and the Agent has shown and received the Buyer's approval of the terms of this Purchase Agreement and the documents and instruments attached hereto as Exhibits.

4.1.3. The Purchase Price funds are not and will not be directly or indirectly derived from activities that violate the banking, anti-money laundering or currency transfer laws or regulations, anti-terrorism, sanctions, or international restrictions of the United States or any other country. Neither Agent nor Buyer, nor any person controlling, controlled by, or under common control with it, nor any person having a beneficial interest in it, is an individual, organization, or entity is as of the Effective Date or the Closing Date named on any Office of Foreign Assets Control (OFAC) List, U.N. Terrorism list, U.K. Sanctions List, EU Sanction Lists, The Dept. of Foreign Affairs & Trade List, or other generally applicable law or regulation.

4.1.4. If, at any time prior to the Closing, Agent shall become aware of any fact(s) or circumstance(s) arising after the Effective Date that would make any of the representations and warranties in this Section 4 false or materially inaccurate as of the Effective Date or the Closing Date, Agent shall promptly notify Sellers in writing of such fact(s) or circumstance(s).

4.2. Agent, on its own behalf and on behalf of the Buyer, does hereby agree to indemnify, defend and hold Sellers free and harmless from any and all demands, claims, suits, judgments, obligations, damages, losses, or other liability asserted or alleged against Sellers or their beneficial owners as well as all reasonable attorney or other professional fees and other reasonable costs, fees and expenses, suffered or incurred by, or asserted or alleged against Sellers or their beneficial owners arising by reason of, or in connection with, the actual breach by Agent or Buyer of any provision of this Purchase Agreement, including the actual breach of any representation or warranty by Agent or Buyer contained in this Purchase Agreement.

4.3. The benefits of the representations, warranties, covenants and indemnities contained in Section 4 of this Purchase Agreement shall survive completion of the transaction contemplated by this Purchase Agreement, including without limitation release of the Work to Buyer at the Storage Location. It shall be a condition precedent to Sellers' obligations that Agent's representations and warranties contained in this Purchase Agreement are true and correct on and as of the Closing Date and release of the Work to Buyer at the Storage Location.

5. <u>SECURITIZATION.</u> For the avoidance of doubt, the parties acknowledge that the standard business practices of Masterworks, the Agent, the Buyer or any of their respective affiliates or subsidiaries as a company engaged in securitization of artworks shall not, in any way, invalidate or negate any of the representations, warranties, guarantees, or obligations of any party under this Purchase Agreement as well as the Buyer.

6. <u>INSPECTION.</u> Buyer, or Agent on behalf of Buyer, inspected the work at the Storage Location (as defined in Section 7.1 below) on April 24th, 2023. Buyer shall be entitled to inspect the Work at the Storage Location prior to the Closing Date to confirm the condition of the Work materially matches the condition reflected in the Condition Report attached hereto as <u>Exhibit A</u>.

7. <u>STORAGE AND CARE OF THE WORK</u>.

7.1. Between the Effective Date and the date on which Sellers release the Work to the Buyer or Buyer's agents on the Closing Date, Sellers shall store the Work in fine art storage under [***] (the "***Storage Location***"). Through the payment of the portion of the First Installment to [***] required under Section 2.2 hereof, Agent shall have reimbursed [***] for the actual storage costs payable in connection with storing the Work at the Storage Location from the Effective Date until the release of the Work by Sellers to Buyer at the Storage Location on the Closing Date. Sellers shall not relocate the Work, unless agreed upon in writing under separate cover.

7.2. Any damage to the Work must be reported immediately to Agent. As of the Effective Date, Sellers will not perform any conservation or restoration on the Work unless in case of emergency necessary to prevent damage to the Work, without notice to Agent.

8. INSURANCE & RISK OF LOSS. Sellers shall arrange and pay for the Work to be insured under [***] fine arts policy for an amount equal to the Purchase Price commencing on the date in which [***] receives the portion of the First Installment required to be paid to [***] under Section 2.2 hereof in full, in good, cleared funds (the "***Insurance Effective Date***") and continuing until risk of loss transfers to Buyer. Risk of loss to the Work shall transfer from Seller to Buyer following both: (i) payment by Buyer of the amount due on or prior to the Closing Date such that Sellers shall have received the Purchase Price in full, in good cleared funds; and (ii) Seller's release of the Work to Buyer or Buyer's agents at the Storage Location. From the Effective Date, [***] shall be named as an additional insured and loss payee on such policy. Through the payment of the portion of the First Installment to [***] required under Section 2.2 hereof, Agent shall have reimbursed [***] for the actual premiums payable in connection with the procurement and maintenance of said insurance from the Insurance Effective Date until the Closing Date. By no later than five (5) business days after the Insurance Effective Date, [***] shall provide Agent with a certificate of insurance evidencing the Sellers' insurance coverage and naming Buyer as an additional insured and loss payee. On the Effective Date, [***] shall provide [***] with a certificate of insurance evidencing Sellers' insurance coverage and naming [***] as an additional insured and loss payee. Sellers confirm that in the event of (i) the occurrence of a total loss of the Work and the receipt by the Sellers of payment from the underwriters of the insurance policy for such total loss and (ii) Buyer's termination of this Purchase Agreement pursuant to Section 12.1(ii) hereof, Buyer will receive from each of [***] and [***] the return of the portion of the First Installment paid to such Seller in accordance with this Purchase Agreement, except that [***] may retain the portion of the First Installment received from the Buyer utilized by [***] to pay the storage and insurance obligations set forth in Sections 7 and 8 hereof.

9. TITLE. On the Closing Date, subject only to Sellers' receipt of the Purchase Price in full, in good cleared funds, Sellers will transfer to Buyer good and marketable title and exclusive and unrestricted right to possession of the Work, free and clear of any and all Claims. On the Closing Date, subject only to Buyer's payment of the Purchase Price in full, in good cleared funds to Sellers, Sellers shall deliver to Agent a signed copy of the Bill of Sale, together with any Certificate or other evidence of title or authenticity in the actual or constructive possession of Seller (if applicable). Sellers reserve the right to redact commercial terms of such documentation.

10. DELIVERY AND EXPENSES. Buyer shall pay all costs related to and be responsible for arranging the crating, packing, shipping and insuring the Work from its receipt of the Work at the Storage Location to Buyer's designated shipping address and Buyer shall be responsible for all costs and expenses relating to such relocation of the Work.

11. THIRD-PARTY COMMISSIONS. Neither Agent nor Buyer shall be responsible for and neither shall pay any commissions or fees due any person acting on behalf of Sellers (including the respective legal counsels of the Sellers) as a result of the transaction contemplated by this Purchase Agreement. Sellers shall not be responsible for and shall not pay any commissions or fees due any person acting on behalf of Agent, Buyer, Guarantor or their affiliates (including the respective legal counsels of Agent, Buyer Guarantor or their affiliates) as a result of the transaction contemplated by this Purchase Agreement. Sellers shall be responsible to pay any fees or costs to any agent or advisor engaged by Sellers in connection with the transactions contemplated hereby and Agent and Buyer shall be indemnified and held harmless from any claim by any such agent or advisor relating to this Purchase Agreement and the transactions contemplated hereby. The parties acknowledge and agree that no such agent or advisor to Sellers is an employee or affiliate of Buyer or Agent.

12. TERMINATION.

12.1 Buyer shall have the right to terminate this Purchase Agreement prior to the Closing in the event of: (i) a material breach by Sellers of any of the material covenants or obligations of Sellers under this Purchase Agreement; (ii) the Work not being materially in the same condition as reflected in the Condition Report at the time of Closing or its release by Sellers to Buyer or Buyer's agents at the Storage Location in a manner that cannot be cured without an impact on the value of the Work, in Buyer's sole, reasonable discretion, or (iii) the falsity or material inaccuracy of any of Sellers' representations or warranties contained in this Purchase Agreement including without limitation Section 3.1.5 (whether or not such falsity or material inaccuracy results from an intentional or unintentional misrepresentation by Sellers or from facts or events occurring before or after the Effective Date).

12.2 In the event of termination as set forth above, then each Seller shall within thirty (30) days of notice from Buyer, repay to Buyer all amounts previously paid by Buyer to such Seller under this Purchase Agreement (except that [***] shall not be required to return the portion of the First Installment it received as an advance payment to reimburse [***] for its storage and insurance obligations under Sections 7 and 8 hereof), and if such breach occurs or is discovered after the Work has been delivered to Buyer, upon receipt of such funds, Buyer will immediately release the Work to Sellers in the same condition as release to Buyer or Buyer's agents at the Storage Location on the Closing Date, unless prevented by law from doing so. For the avoidance of doubt, each Seller shall be responsible and have liability for the return of only the portion of the First Installment paid to it by the Buyer under this Section 12.2.

12.3 For the purposes of this Section 12, "Buyer" shall refer to Buyer, and Agent on behalf of Buyer.

13. LIMITATION OF LIABILITY. The limitation of liability under this Purchase Agreement shall be limited to no more than the full Purchase Price, the monies advanced to [***] as part of the First Installment to reimburse [***] storage and insurance obligations under Sections 7 and 8 hereof and monies payable to the Seller's pursuant to Section 2.6 hereof. Other than: (i) Buyer's rights to specific performance in acquiring the Work; (ii) Seller's right to specific performance in selling the Work to the Buyer; and (iii) indemnity claims under the terms of this Purchase Agreement, in each case subject to the terms of this Purchase Agreement, the parties hereto agree that in no event will either party be liable under any circumstances to the other party for special, indirect, punitive, incidental, exemplary or consequential damages or losses resulting from or arising out of this Purchase Agreement.

14. SECURITY INTEREST. Each Seller grants to Buyer a security interest in its fifty percent (50%) ownership interest in the Work, all documents related thereto, and any amount payable to such Seller that compensates or indemnifies for the loss, theft or damage to the Work from the date of the payment of the First Installment in full, good cleared funds until the earliest to occur of: (i) three hundred sixty-five (365) calendar days from the Effective Date: or (ii) if the Purchase Price is paid by the Buyer in full, in good cleared funds on or prior to the 365th calendar day from the Effective Date, the release of the Work to the Buyer at the Storage Location (the "***Security Interest Period***"), to secure only (a) such Seller's obligation to return its portion of the First Installment as provided in, and to the extent required by, Section 12.2 and (b) such Seller's obligation to release the Work to the Buyer at the Storage Location following payment of the Purchase Price in full, good cleared funds to the Sellers on or prior to the 365th calendar day from the Effective Date. During the Security Interest Period, the Buyer shall have the rights of a secured party under the Uniform Commercial Code with respect to the aforesaid secured obligations and shall exercise such rights in a commercially reasonable manner in accordance with the Uniform Commercial Code, including the provision of reasonable advance written notice to the Sellers prior to exercising any of such rights. For the avoidance of doubt, the Seller's security interest in the Work created by this Section 14 or otherwise shall automatically be terminated without further action by the parties hereto in the event of: (i) a termination of this Purchase Agreement pursuant to, and in accordance with, Section 12.1 and the return of the First Installments by the Sellers pursuant to Section 12.2, or (ii) the failure by the Buyer to pay the Purchase Price to the Sellers in full, in good cleared funds on or prior to the 365th calendar day from the Effective Date. The Agent and Buyer hereby authorize the Seller's and their respective legal counsels as the Agent and Buyer's attorney-in-fact to file such termination statements and take such other actions as necessary to terminate the security interest granted hereunder upon the termination of the Buyer's security interest under and as provided in this Section 14. Upon the request of the Sellers, Agent and Buyer shall file such termination statements and take such other actions as necessary to terminate the security interest granted hereunder upon the termination of the Buyer's security interest under and as provided in this Section 14 at Buyer's sole cost and expense.

15. MASTERWORKS GUARANTEE. Guarantor represents and warrants that Buyer and Agent are wholly owned subsidiaries of Guarantor and as of the Effective Date, Guarantor has sufficient net assets and liquidity sources to pay the full Purchase Price. In consideration of, and as an inducement for the execution of this Agreement by the Sellers, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor (together with its successors and permitted assigns) hereby irrevocably, absolutely and unconditionally guarantees to the Sellers the full and timely payment of any and all of Agent's and/or Buyer's payment obligations under this Purchase Agreement. This guarantee is an absolute and unconditional guarantee of payment of this Purchase Agreement. The liability of Guarantor is co-extensive with that of Agent and Buyer and this guarantee shall be enforceable against Guarantor without the necessity of any suit or proceeding on Sellers' part of any kind or nature whatsoever against Agent and/or Buyer or of any other notice or demand to which Guarantor may otherwise be entitled, all of which Guarantor expressly waives.

16. MISCELLANEOUS. This Purchase Agreement, including the exhibits attached hereto, represents the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes any and all other and prior agreements between the parties with respect to the sale of the Work and declares all such prior agreements between the parties null and void. In the event of a conflict between this Purchase Agreement and any invoice issued by Sellers, the terms of this Purchase Agreement shall control. Sellers agree that Buyer is a third-party beneficiary of this Purchase Agreement. The terms of this Purchase Agreement may not be modified or amended, except in a writing signed by the parties hereto. Sellers may not assign this Purchase Agreement without the prior written consent of Agent or Buyer. Agent, Buyer or Guarantor may not assign this Purchase Agreement without the prior written consent of Sellers. This Purchase Agreement shall inure to the benefit of, and shall be binding upon, the successors, permitted assigns, heirs, executors, administrators and legal representatives of the parties hereto. This Purchase Agreement, and all matters arising out of or relating to this Purchase Agreement, shall be governed and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions. Any dispute arising under or related to this Purchase Agreement shall be resolved in the New York State Supreme Court, New York County or in the United States District Court for the Southern District of New York. This Purchase Agreement may be executed in counterparts, including by PDF or facsimile, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[***Signature Page Follows***]

IN WITNESS WHEREOF, the parties hereto have hereunto signed their hands and seals as of the Effective Date.

SELLERS:

[***]

BY: [***]
ITS: [***]

[***]

BY: [***]
ITS: [***]

AGENT:

MASTERWORKS GALLERY, LLC

BY: MARIYA GOLOVINA
ITS: EXECUTIVE VICE PRESIDENT, ACQUISITIONS

GUARANTOR:

MASTERWORKS, LLC

BY: NIGEL GLENDAY
ITS: CHIEF FINANCIAL OFFICER

EXHIBIT A

DESCRIPTION OF WORK AND CONDITION REPORT

	 PELIGROSO ASBESTOS TAR TOWN POLLO FRITO REKS
Title	*Untitled (Pollo Frito)*
Artist	Jean-Michel Basquiat
Date Created	1982
Medium	Acrylic, oil, and enamel on canvas, diptych
Size	152.4 by 306.1 cm
Signed	Signed and dated 82 on the reverse of right panel

[CONDITION REPORT TO BE ATTACHED.]

EXHIBIT B

INVOICE

[***]

Invoice Date: 05/15/23

50% Ownership Interest in
and to the following Artwork:
Artist: Jean-Michel Basquiat
Title: Untitled (Pollo Frito)
Date: 1982
Medium: Acrylic, oil, and enamel on canvas, in two parts
Dimensions: 60 x 120.5 in. (152.4 x 306.1 cm)
Price: US$17,850,750.00


PELIGROSO
TAR
TOWN
POLLO
FRITO
REKS

Client Information:

Client Name: Masterworks Gallery, LLC (on behalf of and as authorized agent of Gallery Segregated Portfolio of Masterworks Cayman, SPC)	
Address: 225 Liberty Street, 29th Floor	
City, State, Zip: New York, NY 10281	
Country: USA	

Purchase Price:

Sales/VAT Tax:	N/A – Delaware In-State Sale
Shipping and Handling:	N/A
Total Due:	US$17,850,750.00

Sahona Wire Transfer Instructions:
Bank: Caixabank
Address: Pl. Colón, 1
Madrid 28001 (Spain)
Account: [***]
Swift: [***]
Beneficiary: [***]

Terms of Sale: This invoice represents an agreement to purchase a fifty percent (50%) fractional ownership interest in the Artwork listed herein (the "Interest"). This invoice is subject to each and all of the provisions, terms, conditions, covenants, representations, warranties and indemnities contained in the Art Purchase Agreement No. PA00282 by and between [***] and Masterworks Gallery, LLC dated May 15, 2023 (the "Purchase Agreement"), and all such provisions, terms, conditions, covenants, representations, warranties and indemnities of the parties thereunder are incorporated herein by this reference as if fully set forth herein in their entirety. terms Payment is due in accordance with the terms of Section 2.2 of the Purchase Agreement.

[***]

Invoice Date: 05/15/23

50% Ownership Interest in and to the following Artwork:
Artist: Jean-Michel Basquiat
Title: Untitled (Pollo Frito)
Date: 1982
Medium: Acrylic, oil, and enamel on canvas, in two parts
Dimensions: 60 x 120.5 in. (152.4 x 306.1 cm)
Price: US$15,202,635.00



PELIGROSO
TAR
TOWN
POLLO
FRITO
REKS

Client Information:

Client Name: Masterworks Gallery, LLC (on behalf of and as authorized agent of Gallery Segregated Portfolio of Masterworks Cayman, SPC)	
Address: 225 Liberty Street, 29th Floor	
City, State, Zip: New York, NY 10281	
Country: USA	

Purchase Price:

Sales/VAT Tax:	N/A – Delaware In-State Sale
Shipping and Handling:	N/A
Total Due:	US$15,202,635.00

<u>Vintage Wire Transfer Instructions:</u>
Bank: SB Saanen Bank AG
Bank Address: CH-3792 Saanen
IBAN: [***]
Subtitle/Designation: Business account foreign currency Swift: [***]
Beneficiary: [***]
Address: [***]

Terms of Sale: This invoice represents an agreement to purchase a fifty percent (50%) fractional ownership interest in the Artwork listed herein (the "Interest"). This invoice is subject to each and all of the provisions, terms, conditions, covenants, representations, warranties and indemnities contained in the Art Purchase Agreement No. PA00282 by and between [***] and Masterworks Gallery, LLC dated May 15, 2023 (the "Purchase Agreement"), and all such provisions, terms, conditions, covenants, representations, warranties and indemnities of the parties thereunder are incorporated herein by this reference as if fully set forth herein in their entirety. terms Payment is due in accordance with the terms of Section 2.2 of the Purchase Agreement.

EXHIBIT C

BILL OF SALE

Dated: _______________, 2023

Sold by:	[***]	(“Sellers”)
	[***]	
Sold to:	Gallery Segregated Portfolio Masterworks Cayman, SPC 225 Liberty Street, 29th Floor New York, New York 10281	(“Buyer”)
Artist:	Jean-Michel Basquiat	(the “Work”)
Title:	Untitled (Pollo Frito)	
Medium:	Acrylic, oil, and enamel on canvas, in two parts	
Size:	60 x 120.5 in. (152.4 x 306.1 cm.)	
Date:	1982	
NY Sales Tax:	None Withheld; In State Sale in Delaware	
Purchase Price:	USD $33,053,385	

For value received, subject only to Seller’s receipt of the above-referenced Purchase Price in full and in consideration thereof, Sellers acknowledges that the Work, good and marketable title to the Work, and all right to possession thereto and all legal ownership thereof, have been irrevocably, and without condition or reservation of any kind, sold, transferred, and conveyed to Buyer.

The Work is sold subject to each and all of the provisions, terms, conditions, covenants, representations, warranties and indemnities contained in the Art Purchase Agreement No. PA00282 by and between Sellers and Masterworks Gallery, LLC dated May 15, 2023, and all such provisions, terms, conditions, covenants, representations, warranties and indemnities of the parties thereunder are incorporated herein by this reference as if fully set forth herein in their entirety.

[**Signature Page Follows**]

SELLER:

[***]

BY: [***]
ITS: [***]

SELLER:

[***]

BY: [***]
ITS: [***]

[Signature Page to Bill of Sale]